                                                                    Exhibit 99.2

                                                               For Information
                                                               ---------------
                                                               Robert T. Hanley
                                                               303-861-8140

                ST. MARY ANNOUNCES ACCRUAL OF CONTINGENT INTEREST
                        ON 5.75% SENIOR CONVERTIBLE NOTES

DENVER, March 14, 2005 - St. Mary Land & Exploration Company (NYSE: SM)
today announced that for the period from March 15, 2005 to September 14, 2005 its $100 million in 5.75% senior convertible notes due 2022 will, subject to the terms of the indenture under which they were issued, accrue contingent interest at a rate of 0.50% per annum, in addition to the 5.75% annual rate of interest that the notes have stated on the face of the indenture.

This release contains forward looking statements within the meaning of securities laws. The word "will" and similar expressions are intended to identify forward looking statements. These statements involve known and unknown risks, which may cause St. Mary's actual results to differ materially from results expressed or implied by the forward looking statements. These risks include such matters discussed in the "Risk Factors" section of St. Mary's 2004
Annual Report on Form 10-K filed with the SEC. Although St. Mary may from time to time voluntarily update its prior forward looking statements, it disclaims any commitment to do so except as required by securities laws.

                                    PR-05-06
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